UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 28, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes Forbearance Agreement Extension

As previously reported on April 14, 2017, GulfMark Offshore, Inc. (the “Company”) entered into a Forbearance Agreement (“Senior Notes Forbearance Agreement”) by and among the Company and certain beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of in excess of 50% of the aggregate outstanding principal amount of the Company’s 6.375% senior notes due 2022, issued pursuant to the Indenture, dated as of March 12, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee. On April 28, 2017, the Company entered into the First Amendment to Forbearance Agreement (the “First Amendment”) which extends the forbearance period under the Senior Notes Forbearance Agreement to the earliest to occur of 11:59 p.m. (New York City time) on May 12, 2017 and certain specified early termination events.

A copy of the First Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the First Amendment is qualified in its entirety by the full text of such exhibit.

RBS Support Agreement Extension

As previously reported, on March 14, 2017, the Company entered into a support agreement (the “RBS Support Agreement”) with The Royal Bank of Scotland plc, as agent for the lenders (the “Agent”), relating to that certain Multicurrency Facility Agreement dated as of September 26, 2014 (as amended, supplemented and/or restated from time to time, the “RBS Facility Agreement”). Pursuant to the RBS Support Agreement, the Agent agreed to waive the defaults and events of default specified in the RBS Support Agreement and to forbear from exercising any rights or remedies under the RBS Facility Agreement as a result of any such defaults and events of default specified in the RBS Support Agreement until the earlier of April 14, 2017 and the occurrence any of the early termination events specified in the Support Agreement. On April 14, 2017, the Company entered into an extension agreement with the Agent that extended the forbearance period until the earlier of April 28, 2017 and the occurrence of any of the specified early termination events. On April 28, 2017, the Company entered into a second extension agreement (the “RBS Extension Agreement”) with the Agent that extends the forbearance period until the earlier of May 12, 2017 and the occurrence of any of the specified early termination events.

A copy of the RBS Extension Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The above description of the RBS Extension Agreement is qualified in its entirety by the full text of such exhibit.

DNB Support Agreement Extension

As previously reported, on April 14, 2017, the Company entered into a support agreement (the “DNB Support Agreement”) relating to that certain NOK 600,000,000 Secured Revolving Credit Facility Agreement dated December 27, 2012 (as amended, supplemented and/or restated from time to time, the “NOK Facility Agreement”) with DNB Bank ASA (the “Norwegian Lender”), as lead arranger and lender. Pursuant to the DNB Support Agreement, the Norwegian Lender agreed to abstain from exercising any rights or remedies under the NOK Facility Agreement as a result of such defaults or events of default specified in the DNB Support Agreement until the earlier of April 28, 2017 or the occurrence of any of the early termination events as described in the DNB Support Agreement. On April 28, 2017, the Company entered into a support letter extension (the “DNB Extension Agreement”) which extends the support period until the earlier of May 12, 2017 or the occurrence of any of the early termination events as described in the DNB Support Agreement.

A copy of the DNB Extension Agreement is filed as Exhibit 10.3 hereto and is incorporated herein by reference. The above description of the DNB Extension Agreement is qualified in its entirety by the full text of such exhibit.

The Company is continuing to engage in negotiations and discussions with holders of the Company’s indebtedness regarding the terms of a financial restructuring. There can be no assurance, however, that the Company will be able to negotiate acceptable terms of a restructuring with its creditors or reach an agreement with respect to such a restructuring.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description
10.1	First Amendment to Forbearance Agreement dated April 28, 2017 among the Company and the Holders of the Senior Notes

10.2	RBS Extension Agreement dated April 28, 2017 among the Company, the Company’s subsidiary GulfMark Americas, Inc. and the Agent

10.3	DNB Extension Agreement dated April 28, 2017 among the Company, the Company’s subsidiaries GulfMark Rederi AS and GulfMark UK Ltd. and the Norwegian Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2017	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer